Exhibit 99.1

Talon International, Inc. Reports

Second Quarter and Six Months 2011 Financial Results

LOS ANGELES, Calif. — August 11, 2011 — Talon International, Inc. (OTCQB:TALN), a leading global supplier of zippers, apparel fasteners, trim and interlining products, reported financial results for the quarter and six months ended June 30, 2011.

Highlights

•	Net Income for the six months of $255,000 – an increase of $456,000 over the same period in 2010.
•	Sales for the six months of $22.0 million – 5.3% below sales for the same period in 2010

Financial Results

Sales totaled $12.8 million for the quarter ended June 30, 2011 as compared to $15.0 million during the second quarter of 2010.  Zipper sales for the second quarter of 2011 were $7.3 million as compared to $9.7 million for the same quarter in 2010, and Trim product sales for the quarter ended June 30, 2011 totaled $5.5 million, reflecting an increase of 4.4% compared to the same quarter in 2010. Sales for the six months ended June 30, 2011 were $22.0 million, which was 5.3% below the same period in 2010.  Zipper sales for the first six months of 2011 were $12.8 million, compared to $14.7 million for the same period in 2010.  Trim product sales for the six months ended June 30, 2011 totaled $9.2 million, reflecting an increase of 7.9% compared to the same period last year.  “The sales decline for the second quarter and first half of this year was disappointing,” noted Lonnie Schnell, Talon’s CEO.  “Our customers trimmed their unit purchases this quarter directly impacting our peak season sales, reflecting their caution about consumer demand in the fall and holiday season.”  Retailers have recently seen substantial increases in the cost of their raw materials and labor, and anticipate passing these costs to the consumer. “While our specialty retail higher-end customers remain cautious, the mass merchandising and discount retailers aggressively pushed for lower prices while expanding their approved supplier list to local China and Bangladesh factories.  Our second quarter zipper sales from mass merchandisers declined approximately 50% during the quarter as their business shifted to the local manufacturers,” Mr. Schnell continued.  “Despite the revenue decline from mass merchandisers we were highly encouraged with nearly $3.0 million gained in deliveries to new customers during the first half of 2011, evidencing our success in expanding our customer base and market participation,” noted Mr. Schnell.

The gross profit for the quarter ended June 30, 2011 was $4.1 million or 31.9% of sales, as compared to $4.3 million or 29.0% of sales for the same quarter in 2010.  Total gross profit for the six months ended June 30, 2011 was $7.0 million or 31.6% of sales, as compared to $6.8 million or 29.2% of sales for the same period in 2010. The gross profit improvement of 2.9 percentage points for the quarter and 2.4 percentage points for the first six months of 2011 as compared to the prior periods substantially offset the decline in gross profit due to lower sales, and was principally attributable to higher margins on new brand sales, an improved product mix of Trim and Zipper sales, and lower costs for freight, manufacturing support and inventory.

Operating expenses for the second quarter of 2011 were $3.1 million as compared to $2.6 million for the same quarter in 2010.  Operating expenses for the first half of 2011 were $6.2 million as compared to $5.3 million for the same period in 2010.  The increase in operating spending is associated with the expansion of the sales and marketing teams in the U.S. and Asia.  Additionally, operating expenses in the second quarter and first six months of 2010 benefited by $275,000 from the sale of a note receivable that had previously been written-off as a bad debt. Operating expenses for 2011 also included non-cash compensation cost increases associated with the recapitalization transaction completed in July 2010.  Sales and marketing expenses for the quarter ended June 30, 2011 were $1.1 million as compared to $788,000 for the same quarter in 2010.  Sales and marketing expenses for the six months ended June 30, 2011 were $2.0 million as compared to $1.4 million for the same period in 2010.  General and administrative expenses for the quarter ended June 30, 2011 were $2.0 million as compared to $1.9 million for the same quarter in 2010. General and administrative expenses for the six months ended June 30, 2011 were $4.3 million as compared to $3.8 million for the same period in 2010.

Interest expense for the quarter ended June 30, 2011 was $23,000 as compared to $885,000 the same quarter in 2010. Interest expense for the six months ended June 30, 2011 was $42,000 as compared to $1.6 million for the same period in 2010. The interest expense decline in 2011 was directly associated with the full extinguishment of our debt and notes payable to CVC Capital, LLC on July 30, 2010.

The net income for the quarter ended June 30, 2011 was $656,000 as compared to a net income of $647,000 for the same quarter in 2010. The net income for the six months ended June 30, 2011 was $255,000 as compared to a net loss of $201,000 for the same period in 2010.

Conference Call

Talon International will hold a conference call on Thursday, August 11, 2011, to discuss its second quarter 2011 financial results. Talon’s CEO Lonnie D. Schnell will host the call starting at 4:30 P.M. Eastern Time. A question and answer session will follow the presentation.

To participate, dial the appropriate number 5-10 minutes prior to the start time, request the Talon International conference call and provide the conference ID.

Date: Thursday, August 11, 2011

Time: 4:30 pm Eastern (1:30 pm Pacific)

Domestic callers: 1-877-317-6789

International callers: 1-412-317-6789

A replay of the call will be available later that evening and will be accessible until September 11, 2011. The replay call-in number is 1-877-870-5176 for domestic callers and 1-858-384-5517 for international. Pin number 10003048.

About Talon International, Inc.

Talon International, Inc. is a global supplier of apparel fasteners, trim and interlining products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers.  Talon manufactures and distributes zippers and other fasteners under its Talon® brand, known as the original American zipper invented in 1893. Talon also designs, manufactures, engineers, and distributes apparel trim products and specialty waistbands under its trademark names, Talon, Tag-It and TekFit, to major apparel brands and manufacturers including Kohl’s, J.C. Penney, Wal-Mart, Abercrombie and Fitch, V.F. Corporation, Express, Tom Tailor, Polo Ralph Lauren, Eddie Bauer, Fat Face, et al. The Company has offices and facilities in the United States, United Kingdom, Hong Kong, China, India and Bangladesh.

Company Contact

Talon International, Inc.
Rayna Hernandez
Tel (818) 444-4128
raynah@talonzippers.com

TALON INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net sales	$12,752,281	$14,973,072	$21,980,474	$23,208,332
Cost of goods sold	8,688,943	10,633,835	15,026,583	16,432,402
Gross profit	4,063,338	4,339,237	6,953,891	6,775,930

Sales and marketing expenses	1,065,487	787,531	1,964,047	1,444,353
General and administrative expenses	1,996,713	1,853,937	4,279,211	3,809,510
Total operating expenses	3,062,200	2,641,468	6,243,258	5,253,863

Income from operations	1,001,138	1,697,769	710,633	1,522,067

Interest expense, net	23,193	884,821	41,633	1,592,018
Income (loss) before provision for income taxes	977,945	812,948	669,000	(69,951)
Provision for income taxes	321,620	166,272	413,603	131,016
Net income (loss)	$656,325	$646,676	$255,397	$(200,967)

Available to Preferred Shareholders -
Series B Preferred Stock Liquidation Preference Increase	(668,268)	-	(1,336,535)	-
Income (loss) applicable to Common Shareholders	$(11,943)	$646,676	$(1,081,138)	$(200,967)

Per share amounts:
Net income (loss) per share	$0.03	$0.03	$0.01	$(0.01)
Available to Preferred Shareholders	(0.03)	-	(0.06)	-
Basic and diluted net income (loss) per share applicable to Common Shareholders	$0.00	$0.03	$(0.05)	$(0.01)

Weighted average number of common shares outstanding:
Basic	20,367,154	20,291,433	20,329,503	20,291,433

Diluted	20,367,154	20,966,187	20,329,503	20,291,433

TALON INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,127,613	$2,795,284
Accounts receivable, net	3,815,295	3,350,935
Inventories, net	1,015,862	1,271,991
Prepaid expenses and other current assets	387,842	331,924
Total current assets	11,346,612	7,750,134

Property and equipment, net	1,315,094	1,582,327
Intangible assets, net	4,110,751	4,110,751
Other assets	239,047	384,455
Total assets	$17,011,504	$13,827,667

Liabilities, Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$7,761,746	$5,231,036
Accrued expenses	1,574,444	1,865,841
Notes payable to related parties	279,939	275,215
Other notes and current portion of capital lease obligations	71,346	69,608
Total current liabilities	9,687,475	7,441,700

Capital lease obligations, net of current portion	14,109	17,492
Deferred income taxes	710,445	608,554
Other liabilities	773,855	740,877
Total liabilities	11,185,884	8,808,623

Series B Convertible Preferred Stock, $0.001 par value; 407,160 shares authorized, issued and outstanding	19,156,999	17,820,464

Stockholders’ Equity (Deficit):
Series A Preferred Stock, $0.001 par value; 250,000 shares authorized; no shares issued or outstanding	-	-
Common Stock, $0.01 par value, 100,000,000 shares authorized; 20,400,808 and 20,291,433 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	20,401	20,291
Additional paid-in capital	57,548,042	56,975,314
Accumulated deficit	(70,908,918)	(69,827,780)
Accumulated other comprehensive income	9,096	30,755
Total stockholders’ equity (deficit)	(13,331,379)	(12,801,420)
Total liabilities, preferred stock and stockholders’ equity (deficit)	$17,011,504	$13,827,667

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